Exhibit 99.1

Emclaire Financial Corp. Announces Successful Stock Offering Results in Connection with the Conversion Merger of Elk County Savings and Loan Association

EMLENTON, Pa.--(BUSINESS WIRE)--Emclaire Financial Corp. (OTCBB:EMCF), the parent holding company of The Farmers National Bank of Emlenton, today announced the results of the subscription and community offering in connection with the conversion merger of Elk County Savings and Loan Association. Elk County, a Pennsylvania-chartered savings association, will convert from the mutual to the stock form of organization and, immediately following the conversion, issue all of its capital stock to Emclaire and merge with and into Farmers National Bank.

In connection with the conversion merger of Elk County, Emclaire offered between a minimum of 92,435 and maximum of 200,000 shares of its common stock to eligible depositors and borrowers of Elk County and to the general public. Orders for a total of 163,569 shares of Emclaire common stock at a price of $21.15 have been accepted in the offering, resulting in gross proceeds of $3,459,484. Emclaire intends to use the proceeds to support future loan and asset growth, to expand its business operations and for general corporate purposes.

The members of Elk County approved the plan of conversion merger at a special meeting of members on September 26, 2008. Emclaire expects to consummate the transaction in mid October 2008, subject to receipt of all required regulatory approvals and satisfaction of other customary closing conditions.

David L. Cox, Chairman of the Board, President and Chief Executive Officer of Emclaire stated, “The Board of Directors and I are extremely pleased with the results of this stock offering especially in light of the current national economic circumstances. Our success in the offering is a tribute to the community of Ridgway, Pennsylvania and our stockholders as well as the executive management team and associates of Farmers National Bank. We welcome the customers and Board of Directors of Elk County to our Bank and look forward to serving them in the future.”

About Emclaire Financial Corp.

Emclaire Financial Corp. is the parent company of The Farmers National Bank of Emlenton, an independent, nationally-chartered, FDIC-insured community bank headquartered in Emlenton, Pennsylvania, operating twelve full-service offices in Venango, Butler, Clarion, Clearfield, Elk, Jefferson and Mercer counties, Pennsylvania. Emclaire’s common stock is quoted on and traded through the OTC Electronic Bulletin Board under the symbol “EMCF.” For more information, visit Emclaire’s website at www.emclairefinancial.com.

About Elk County Savings and Loan Association

Elk County Savings and Loan Association is a Pennsylvania-chartered mutual savings association with one office located in Ridgway, Pennsylvania. Elk County was founded in 1925 and provides financing primarily for home ownership and traditional savings opportunities for customers in the counties of Elk, Cameron, McKean, Clearfield and Jefferson, Pennsylvania.

Forward-looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to: (1) the businesses of Emclaire and The Farmers National Bank and Elk County may not be combined successfully or such combination may take longer to accomplish than expected; (2) the cost savings from the conversion merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the conversion merger, including adverse effects on relationships with employees, may be greater than expected; (4) changes in general economic conditions, which could affect the volume of loan originations, deposit flows and real estate values, and credit quality trends; (5) changes in laws, regulations or policies by government or regulatory agencies, (6) fluctuations in interest rates, (7) change in the demand for loans in the market areas that The Farmers National Bank and Elk County conduct their respective business, and (8) competition from other financial services companies in The Farmers National Bank and Elk County’s markets. Emclaire and Elk County caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Emclaire and Elk County do not undertake, and specifically disclaim any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

CONTACT:
Emclaire Financial Corp.
David L. Cox,
Chairman of the Board, President and
Chief Executive Officer
or
William C. Marsh,
Chief Financial Officer and Treasurer,
724-867-2311
Email: wmarsh@farmersnb.com